FOR IMMEDIATE RELEASE
NEWS RELEASE

Pacira BioSciences Reports First Quarter 2020 Financial Results and Business Update

-- Total revenues increased 16 percent over prior year first quarter --
-- Conference call today at 8:30 a.m. ET --

PARSIPPANY, N.J., May 7, 2020 - Pacira BioSciences, Inc. (Nasdaq: PCRX), a leading provider of innovative non-opioid pain management options, today reported financial results for the first quarter of 2020.

“Prior to headwinds from the COVID-19 pandemic, which began in mid-March, we saw growing demand for EXPAREL continue with year-over-year growth rates of over 20 percent in January and February. Specifically, we saw demand continue to expand within the anesthesia community with EXPAREL-based nerve and field blocks continuing to take hold as institutional protocol for a variety of surgical procedures,” said Dave Stack, chairman and chief executive officer of Pacira BioSciences. “We remain steadfast in our long-term strategy to solidify our role as a leading provider of innovative non-opioid pain management and regenerative health solutions and believe the fundamentals of our business will continue to fuel our long-term expansion. Importantly, we are ready to quickly ramp up as elective surgery restrictions lift across the states and ambulatory centers address the backlog of patients who require surgery with increased resources and hours of operation.”

First Quarter 2020 Financial Results
•Total revenues were $105.7 million in the first quarter of 2020, a 16% increase over the $91.3 million reported for the first quarter of 2019.
•EXPAREL net product sales were $101.3 million in the first quarter of 2020, a 12% increase over the $90.6 million reported for the first quarter of 2019.
•First quarter iovera° net product sales were $2.3 million. Pacira began recognizing sales of iovera° in April 2019 after completing its acquisition of MyoScience, Inc., a privately held medical technology company.
•Sales of bupivacaine liposome injectable suspension to a third-party licensee for use in veterinary practice were $1.2 million in the first quarter of 2020, compared to $0.3 million in 2019.
•First quarter royalty revenue was $0.9 million compared to $0.4 million in 2019.
•Total operating expenses were $88.6 million in the first quarter of 2020, compared to $90.2 million in the first quarter of 2019.

•Research and development (R&D) expenses were $15.8 million in the first quarter of 2020, compared to $14.4 million in the first quarter of 2019. R&D expenses include $6.6 million and $6.4 million of product development and manufacturing capacity expansion costs in the first quarters of 2020 and 2019, respectively.
•Selling, general and administrative (SG&A) expenses were $44.8 million in the first quarter of 2020, compared to $47.3 million in the first quarter of 2019.
•GAAP net income was $8.2 million, or $0.19 per share (basic and diluted) in the first quarter of 2020, compared to a GAAP net loss of $2.8 million, or $0.07 per share (basic and diluted), in the first quarter of 2019.
•Non-GAAP net income was $22.8 million, or $0.54 per share (basic) and $0.53 per share (diluted), in the first quarter of 2020, compared to non-GAAP net income of $9.3 million, or $0.22 per share (basic and diluted), in the first quarter of 2019.
•Pacira ended the first quarter of 2020 with cash, cash equivalents, short-term and long-term investments (“cash”) of $353.6 million. Cash provided by operations was $6.2 million in the first quarter of 2020, compared to $3.5 million in the first quarter of 2019.
•Pacira had 42.0 million basic weighted average shares of common stock outstanding in the first quarter of 2020.
•Pacira had 42.8 million diluted weighted average shares of common stock outstanding in the first quarter of 2020.
See “Non-GAAP Financial Information” below.

2020 Financial Guidance
Prior to March 16, 2020, EXPAREL net product sales were tracking ahead of plan. Given the rapidly changing variables related to the COVID-19 pandemic, the company does not have sufficient visibility to accurately forecast the impact of this pandemic and, consequently, is temporarily withdrawing all full-year 2020 financial guidance. The company believes expense reductions resulting from COVID-19 will partially mitigate the negative revenue impact of the pandemic.

Today’s Conference Call and Webcast Reminder
The Pacira management team will host a conference call to discuss the company’s financial results and recent developments today, Thursday, May 7, 2020, at 8:30 a.m. ET. To participate in the conference call, dial 1-877-845-0779 and provide the passcode 8568879. International callers may dial 1-720-545-0035 and use the same passcode. In addition, a live audio of the conference call will be available as a webcast. Interested parties can access the event through the “Events” page on the Pacira website at investor.pacira.com.

For those unable to participate in the live call, a replay will be available at 1-855-859-2056 (domestic) or 1-404-537-3406 (international) using the passcode 8568879. The replay of the call will be available for one week from the date of the live call. The webcast will be available on the Pacira website for approximately two weeks following the call.

Non-GAAP Financial Information
This press release contains financial measures that do not comply with U.S. generally accepted accounting principles (GAAP), such as non-GAAP net income, non-GAAP net income per share, non-GAAP cost of goods sold, non-GAAP gross margins, non-GAAP research and development (R&D) expense and non-GAAP selling, general and administrative (SG&A) expense, because such measures exclude acquisition-related (gains) charges and product discontinuation costs; stock-based compensation; amortization of debt discount; amortization of acquired intangible assets and loss on investment.

These measures supplement Pacira’s financial results prepared in accordance with GAAP. Pacira management uses these measures to better analyze its financial results, estimate its future cost of goods sold, gross margins, R&D expense and SG&A expense outlook for 2020 and to help make managerial decisions. In management’s opinion, these non-GAAP measures are useful to investors and other users of our financial statements by providing greater transparency into the operating performance at Pacira and its future outlook. Such measures should not be deemed to be an alternative to GAAP requirements or a measure of liquidity for Pacira. Non-GAAP measures are also unlikely to be comparable with non-GAAP disclosures released by other companies. See the tables below for a reconciliation of GAAP to non-GAAP measures.

About Pacira BioSciences
Pacira BioSciences, Inc. (Nasdaq: PCRX) is a leading provider of non-opioid pain management and regenerative health solutions dedicated to advancing and improving outcomes for health care practitioners and their patients. The company’s long-acting local analgesic, EXPAREL® (bupivacaine liposome injectable suspension) was commercially launched in the United States in April 2012. EXPAREL utilizes DepoFoam®, a unique and proprietary product delivery technology that encapsulates drugs without altering their molecular structure, and releases them over a desired period of time. In April 2019, Pacira acquired the iovera°® system, a handheld cryoanalgesia device used to deliver precise, controlled doses of cold temperature only to targeted nerves. To learn more about Pacira, including the corporate mission to reduce overreliance on opioids, visit www.pacira.com.

About EXPAREL
EXPAREL (bupivacaine liposome injectable suspension) is indicated for single-dose infiltration in adults to produce postsurgical local analgesia and as an interscalene brachial plexus nerve block to produce postsurgical regional analgesia. Safety and efficacy have not been established in other nerve blocks. The product combines bupivacaine with DepoFoam, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the DepoFoam platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain scores with up to a 78 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com.

Important Safety Information for Patients
EXPAREL should not be used in obstetrical paracervical block anesthesia. In studies where EXPAREL was injected into the wound, the most common side effects were nausea, constipation, and vomiting. In studies where EXPAREL was injected near a nerve, the most common side effects were nausea, fever, and constipation. EXPAREL is not recommended to be used in patients younger than 18 years old or in pregnant women. Tell your healthcare provider if you have liver disease, since this may affect how the active ingredient (bupivacaine) in EXPAREL is eliminated from your body. EXPAREL should not be injected into the spine, joints, or veins. The active ingredient in EXPAREL: can affect your nervous system and your cardiovascular system; may cause an allergic reaction; may cause damage if injected into your joints.

About iovera°
The iovera° system is used to destroy tissue during surgical procedures by applying freezing cold. It can also be used to produce lesions in peripheral nervous tissue by the application of cold to the selected site for the blocking of pain. It is also indicated for the relief of pain and symptoms associated with osteoarthritis of the knee for up to 90 days. In one study, the majority of the patients suffering from osteoarthritis of the knee experienced pain and system relief beyond 150 days.1 The iovera° system’s “1×90” Smart Tip configuration (indicating one needle which is 90 mm long) can also facilitate target nerve location by conducting electrical nerve stimulation from a separate nerve stimulator. The iovera° system is not indicated for treatment of central nervous system tissue.

1Radnovich, R. et al. “Cryoneurolysis to treat the pain and symptoms of knee osteoarthritis: a multicenter, randomized, double-blind, sham-controlled trial.” Osteoarthritis and Cartilage (2017) p1-10.

Important Safety Information
The iovera° system is contraindicated for use in patients with the following: Cryoglobulinemia; Paroxysmal cold hemoglobinuria; cold urticaria; Raynaud’s disease; open and/or infected wounds at or near the treatment line. Potential complications: As with any surgical treatment that uses needle-based therapy, there is potential for temporary site-specific reactions, including but not limited to: bruising (ecchymosis); swelling (edema); inflammation and/or redness (erythema); pain and/or tenderness; altered sensation (localized dysesthesia). Typically, these reactions resolve with no physician intervention. Patients may help the healing process by applying ice packs to the affected sites, and by taking over-the-counter analgesics.

Forward-Looking Statements
Any statements in this press release about the company’s future expectations, plans, outlook, projections and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may,” “will,” “would,” “could,” “can” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to: the impact of the worldwide COVID-19 (Coronavirus) epidemic and related global economic conditions on our business and results of operations; the success of the company’s sales and manufacturing efforts in support of the commercialization of EXPAREL; the rate and degree of market acceptance of EXPAREL; the size and growth of the potential markets for EXPAREL and the company’s ability to serve those markets; the company’s plans to expand the use of EXPAREL to additional indications and opportunities, and the timing and success of any related clinical trials; the ability to realize anticipated benefits and synergies from the acquisition of MyoScience; the ability to successfully integrate iovera° and any other future acquisitions into the company’s existing business; the commercial success of iovera° and other factors discussed in the “Risk Factors” of the company’s most recent Annual Report on Form 10-K and in other filings that the company periodically makes with the SEC. In addition, the forward-looking statements included in this press release represent the company’s views as of the date of this press release. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such the company anticipates that subsequent events and developments will cause its views to change. However, while the company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

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Investor Contact:
Susan Mesco, (973) 451-4030
susan.mesco@pacira.com

Media Contact:
Coyne Public Relations
Alyssa Schneider, (973) 588-2270
aschneider@coynepr.com

(Tables to Follow)

Pacira BioSciences, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$318,464	$291,950
Accounts receivable, net	38,988	47,530
Inventories, net	59,666	58,296
Prepaid expenses and other current assets	14,476	10,781
Total current assets	431,594	408,557
Long-term investments	35,120	64,798
Fixed assets, net	108,105	104,681
Right-of-use assets, net	37,613	38,124
Goodwill	99,547	99,547
Intangible assets, net	102,421	104,387
Equity investment and other assets	6,979	10,971
Total assets	$821,379	$831,065

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,850	$12,799
Accrued expenses	44,717	70,427
Lease liabilities	3,968	4,935
Contingent consideration	14,041	18,179
Income taxes payable	1,737	1,333
Total current liabilities	80,313	107,673
Convertible senior notes	310,078	306,045
Lease liabilities	40,189	40,938
Contingent consideration	15,227	19,963
Other liabilities	1,535	1,502
Total stockholders’ equity	374,037	354,944
Total liabilities and stockholders’ equity	$821,379	$831,065

Pacira BioSciences, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2020	2019
Net product sales:
EXPAREL	$101,269	$90,615
Bupivacaine liposome injectable suspension	1,206	291
Total EXPAREL / bupivacaine liposome injectable suspension net product sales	102,475	90,906
iovera°	2,270	—
Total net product sales	104,745	90,906
Royalty revenue	939	407
Total revenues	$105,684	$91,313

Operating expenses:
Cost of goods sold	29,732	27,303
Research and development	15,819	14,384
Selling, general and administrative	44,780	47,305
Amortization of acquired intangible assets	1,967	—
Acquisition-related (gains) charges and product discontinuation, net	(3,708)	1,242
Total operating expenses	88,590	90,234
Income from operations	17,094	1,079

Other (expense) income:
Interest income	1,589	2,156
Interest expense	(6,022)	(5,814)
Other, net	(4,104)	61
Total other expense, net	(8,537)	(3,597)
Income (loss) before income taxes	8,557	(2,518)
Income tax expense	(398)	(253)
Net income (loss)	$8,159	$(2,771)

Net income (loss) per share:
Basic and diluted net income (loss) per common share	$0.19	$(0.07)
Weighted average common shares outstanding:
Basic	42,032	41,240
Diluted	42,785	41,240

Pacira BioSciences, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2020	2019
GAAP net income (loss)	$8,159	$(2,771)

Non-GAAP adjustments:
Acquisition-related (gains) charges and product discontinuation, net	(3,708)	1,242
Stock-based compensation	8,847	7,434
Amortization of debt discount	3,594	3,345
Amortization of acquired intangible assets	1,967	—
Loss on investment	3,971	—
Total Non-GAAP adjustments	14,671	12,021

Non-GAAP net income	$22,830	$9,250

GAAP basic and diluted net income (loss) per common share	$0.19	$(0.07)

Non-GAAP basic net income per common share	$0.54	$0.22
Non-GAAP diluted net income per common share	$0.53	$0.22

Weighted average common shares outstanding - basic	42,032	41,240
Weighted average common shares outstanding - diluted	42,785	42,117

Cost of goods sold reconciliation:
GAAP cost of goods sold	$29,732	$27,303
Stock-based compensation	(1,219)	(1,091)
Non-GAAP cost of goods sold	$28,513	$26,212

Research and development reconciliation:
GAAP research and development	$15,819	$14,384
Stock-based compensation	(1,186)	(1,218)
Non-GAAP research and development	$14,633	$13,166

Selling, general and administrative reconciliation:
GAAP selling, general and administrative	$44,780	$47,305
Stock-based compensation	(6,442)	(5,125)
Non-GAAP selling, general and administrative	$38,338	$42,180